CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made as of October 12th, 2008, by and between Michael Karpheden (the “Consultant”) and Green Planet Bioengineering Co., LTD. a Delaware Company (the “Company”).    The Company and the Consultant are referred to herein each as a “Party” and collectively as the “Parties.”

In consideration of the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1
SERVICES

1.1           Services.  Company and Consultant acknowledge and agree that the services to be provided to the Company by Consultant pursuant to this Agreement shall be:

(a)           to serve as a consultant to the Company; and

(b)	to use its best efforts to provide such services to the Company as the Company and the Consultant shall agree; and

(c)	shall serve as a consultant to the Company at the pleasure of the Company.

1.2           Independent Contractor.  Consultant shall be an independent contractor and not an employee of the Company.  Consultant shall have no authority to act on behalf of the Company in any respect and Consultant will not represent to any person that it has any such authority. Consultant’s role under this Agreement shall be limited to the services provided under Section 1.1 hereof.

1.3           Excluded Services.  The parties agree that the services that shall be provided by the Consultant to the Company under this Agreement will not be in connection with the offer or sale of securities of the Company in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

ARTICLE 2
COMPENSATION

2.1           In consideration for the services to be rendered to the Company by the Consultant, the Company hereby agrees to compensate the Consultant as follows:

(a) Provide Consultant with a warrant to purchase 1,561,826 common shares of Company at par value per share ($0.001).

2.3           The compensation as set forth in this Article 2 is only payable to Consultant for the services outlined in section 1.1.

ARTICLE 3
TERM  / TERMINATION

3.1           The services to be rendered by the Consultant under this Agreement are expected to be completed within One Hundred Eighty (180) days from the date of this Agreement (the “Effective Date”) but in no event later than Three Hundred and Sixty Five (365) days from the Effective Date.  Nothwithstanding any provision in this Agreement to the contrary, the above the obligations under Section 2.1 shall servive termination of this agreement.

ARTICLE 4
MISCELLANEOUS

4.1           Severability.  The Parties intend that this Agreement be performed in accordance with all applicable laws, rules and regulations.  If any provision of this Agreement shall be invalid or unenforceable, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

4.2           Notices.  Except as otherwise provided herein, any notice required or permitted to be given by a Party pursuant to this Agreement must be given in writing and delivered or mailed to the other Party by certified or registered mail, return receipt requested, at the addresses below:

COMPANY: c/o President 18851 NE 29th Avenue, Suite 700, Aventura, FL 33180 Telecopier: (954) 457-3619	CONSULTANT: Michael Karpheden 6000 Island Boulevard, Suite 705, Aventura, FL, 33160 Phone: 305 491-2214

Any such notices will be deemed received upon actual receipt by the addressee.

4.3           Assignment.  This Agreement, and the rights and obligations of the Parties under this Agreement, may be assigned only upon the prior written approval of the Parties.  The rights and obligations of the Parties will inure to the benefit of, will be binding upon and will be enforceable by the Parties and their lawful successors and representatives.

4.4           Entire Agreement ..  This Agreement embodies the entire agreement of the Parties on the subject matter thereof.  No amendment or modification of this Agreement will be valid or binding upon the Company or Consultant unless made in writing and signed by the Parties.

4.5           Waiver.  Any term or condition of this Agreement may be waived in writing at any time by the Party entitled to the benefit of such term or condition.  Any waiver on one occasion shall not be deemed to be a waiver of the same or any other term or condition on any future occasion.

4.6           Counterparts and Headings. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument, notwithstanding that all parties are not signatory to the same counterpart.  The exchange of copies of this Agreement and of signature pages by electronic mail or facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the Parties transmitted by electronic mail or facsimile shall be deemed to be their original signatures for all purposes.  The headings set out in this Agreement are for the convenience of reference only and shall not be deemed to be a part of this Agreement.

4.7           Choice of Law.  The validity and effect of this Agreement shall be governed by the internal laws of the State of Florida, but excepting any State of Florida rule which would  result in the application of the law of a jurisdiction other than the State of Florida.

4.8           Standards of Conduct.  Each Party shall conduct themselves at all times in accordance with the highest standards of professional conduct and responsibility and each hereby indemnifies and saves harmless the other from each and every and all losses, claims, demands, obligations, liabilities, indebtedness and causes of action of every kind, type, nature or description whatsoever, whether known or unknown, as if expressly set forth and described herein, which either Party may incur, suffer, become liable for, or which may be asserted or claimed against the other Party as a result of the acts, errors or omissions of the other Party.

4.9           Modification.  No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by authorized officers of each Party. No waiver by either party hereto of or compliance with, any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Either Party hereof has made no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter that are not set forth expressly in this Agreement.

4.10           Execution of the Agreement :

(a)  The Company has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. Prior to executing this Agreement, this Agreement was reviewed by the Company’ legal counsel.  All corporate proceedings required to have been taken, have been taken and all required corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by Company of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable in accordance with the respective terms.  Upon delivery of this Agreement to Consultant, this Agreement, and the other agreements referred to herein, will constitute the valid and binding obligations of the Company, and will be enforceable in accordance with their respective terms.

(b)  The Consultant (and the party executing this Agreement on behalf of the Consultant, if any) has the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. Prior to executing this Agreement, this Agreement was reviewed by Consultant's legal counsel.  All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by the Consultant of this Agreement. This Agreement has been duly and validly executed and delivered by the Consultant and constitutes the valid and binding obligations of Consultant, enforceable in accordance with the respective terms.  Upon delivery of this Agreement to the Company, this Agreement, and the other agreements referred to herein, will constitute the valid and binding obligations of Consultant, and will be enforceable in accordance with their respective terms.

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IN WITNESS WHEREOF, the Company, through its duly authorized officer, , and the Consultant, individually , have executed this Agreement, all as of the date first above written.

COMPANY:	CONSULTANT:

Green Planet Bioengeeniring CO., LTD(a Delaware Company)	Michael Karpheden

By:
By:	Name:
Name:	Title: